                            EXPENSE LIMIT AGREEMENT

   Expense Limit Agreement made as of May 1, 2006, and as revised on
March 10, 2020, between Amundi Pioneer Asset Management, Inc. ("Amundi
Pioneer"), on behalf of itself and its affiliate, Amundi Pioneer Distributor,
Inc. ("Amundi Pioneer Distributor"), and each of the Pioneer Funds listed on
Annex A, as updated from time to time (each a "Fund").

   Whereas Amundi Pioneer and Amundi Pioneer Distributor wish to reduce the expenses of each Fund; and

   Whereas each Fund wishes to have Amundi Pioneer enter into such an agreement.

   Now therefore the parties agree as follows:

   SECTION 1 Special Class A Limitations. The expenses attributable to each class of shares of the Funds listed on Annex B, as updated from time to time, shall be reduced, if necessary, so that the Ordinary Operating Expenses (as defined below) of each Fund attributable to such class of shares do not exceed the percentage of average daily net assets attributable to the applicable class of shares of such Fund as set forth on Annex B. This expense limitation shall be effected first by Amundi Pioneer waiving and/or reimbursing transfer agency fees and expenses allocated to the applicable class of shares. If waiving transfer agency fees and expenses alone is not sufficient to achieve the expense limitation reflected in Annex B, Amundi Pioneer Distributor shall waive
Rule 12b-1 fees attributable to the applicable class of shares. In the event that waiving transfer agency fees and expenses and Rule 12b-1 fees attributable to a class of shares is not sufficient to achieve the expense limitation reflected in Annex B, Amundi Pioneer shall reimburse other expenses or waive other fees ("Fund-Wide Expenses") to the extent necessary to further reduce the expenses attributable to that class of shares to the percentage of average daily net assets reflected in Annex B. In the event that Amundi Pioneer waives or reimburses any Fund-Wide Expenses, Amundi Pioneer also agrees to waive or reimburse the Fund-Wide Expenses attributable to any other authorized class of shares to the same extent that such expenses are reduced for the class of shares that required the reduction of Fund-Wide Expenses.

   SECTION 2 Amendment or Termination of Expense Limits. Amundi Pioneer may
terminate or modify these expense limitations only in accordance with this
Agreement. Amundi Pioneer agrees that the expense limitations set forth in
Annex B shall continue in force until the date set forth with respect to each
Fund (and class thereof) in Annex B; provided, that Amundi Pioneer may extend a date reflected in Annex B from time to time.

   SECTION 3 Termination of Expense Reimbursement Provisions. Notwithstanding
anything to the contrary in any predecessor to this Agreement, Amundi Pioneer agrees that it shall not be entitled to be reimbursed for any expenses that
Amundi Pioneer or Amundi Pioneer Distributor has waived or limited.

   SECTION 4 Ordinary Operating Expenses. For purposes of this Agreement,
Ordinary Operating Expenses means all expenses of the Funds other than taxes, brokerage commissions, acquired fund fees and expenses, and extraordinary expenses, such as litigation.

   SECTION 5 Governing Law. This Agreement shall be governed by the laws of the
State of Delaware.

   SECTION 6 Existing Agreements Superseded. In the case of each Fund, to the extent that this Agreement provides for expense limit arrangements for the same classes of the Fund to which an existing expense limit agreement relates (each an "Existing Agreement"), this Agreement shall supersede and replace the
Existing Agreement.

   In witness whereof, the parties hereto have caused this Agreement to be signed as of the 10th day of March, 2020.

                                          Each of the Funds Listed on Annex A.

                                          By:     /s/ Lisa M. Jones
                                                  ------------------------------
                                          Name:   Lisa M. Jones
                                          Title:  President

                                          AMUNDI PIONEER ASSET MANAGEMENT, INC.

                                          By:     /s/ Gregg M. Dooling
                                                  ------------------------------
                                          Name:   Gregg M. Dooling
                                          Title:  Chief Financial Officer

                                                                        Annex A

Pioneer AMT-Free Municipal Fund (a series of Pioneer Series Trust II)

Pioneer Bond Fund

Pioneer Balanced ESG Fund (a series of Pioneer Series Trust IV)

Pioneer Corporate High Yield Fund (a series of Pioneer Series Trust V)

Pioneer Dynamic Credit Fund (a series of Pioneer Series Trust X)

Pioneer Emerging Markets Equity Fund (a series of Pioneer Series Trust XIV)

Pioneer Flexible Opportunities Fund (a series of Pioneer Series Trust VI)

Pioneer Floating Rate Fund (a series of Pioneer Series Trust VI)

Pioneer Fund

Pioneer Fundamental Growth Fund (a series of Pioneer Series Trust X)

Pioneer Global Equity Fund (a series of Pioneer Series Trust V)

Pioneer Global High Yield Fund (a series of Pioneer Series Trust VII)

Pioneer Global Multisector Income Fund (a series of Pioneer Series Trust VII)

Pioneer High Income Municipal Fund (a series of Pioneer Series Trust V)

Pioneer High Yield Fund

Pioneer International Equity Fund (a series of Pioneer Series Trust VIII)

Pioneer ILS Bridge Fund

Pioneer ILS Interval Fund

Pioneer Multi-Asset Income Fund (a series of Pioneer Series Trust IV)

Pioneer Real Estate Shares

Pioneer Securitized Income Fund

Pioneer Short Term Income Fund

Pioneer Solutions - Balanced Fund (a series of Pioneer Asset Allocation Trust)

                                                                        Annex B

                                            Fiscal  Regular
                                             Year  Prospectus Expense
Fund                                  Class  End      Date     Limit  Expiration
----                                  ----- ------ ---------- ------- ----------
Pioneer Dynamic Credit Fund             A    3/31     8/1      1.20%   8/1/20
                                        Y    3/31     8/1      0.85%   8/1/20
Pioneer Fundamental Growth Fund         A    3/31     8/1      1.09%   8/1/20
                                        R    3/31     8/1      1.40%   8/1/20
                                        Y    3/31     8/1      0.83%   8/1/20
Pioneer Bond Fund                       A    6/30     11/1     0.85%   11/1/20
                                        R    6/30     11/1     1.10%   11/1/20
                                        Y    6/30     11/1     0.50%   11/1/20
Pioneer Balanced ESG Fund               A    7/31     12/1     0.99%   12/1/20
                                        K    7/31     12/1     0.65%   12/1/20
                                        R    7/31     12/1     1.30%   12/1/20
                                        Y    7/31     12/1     0.65%   12/1/20
Pioneer Multi-Asset Income Fund         A    7/31     12/1     0.85%   12/1/20
                                        Y    7/31     12/1     0.65%   12/1/20
Pioneer Securitized Income Fund        N/A   7/31     12/1     0.99%   1/1/21
Pioneer Solutions - Balanced Fund*      A    7/31     12/1     0.70%   12/1/20
                                        C    7/31     12/1     1.45%   12/1/20
                                        R    7/31     12/1     0.78%   12/1/20
Pioneer Corporate High Yield Fund       A    8/31     1/1      0.90%   1/1/21
                                        C    8/31     1/1      1.65%   1/1/21
                                        K    8/31     1/1      0.60%   1/1/21
                                        Y    8/31     1/1      0.60%   1/1/21
Pioneer Global Equity Fund              A    8/31     1/1      1.15%   1/1/21
                                        C    8/31     1/1      2.15%   1/1/21
                                        K    8/31     1/1      0.70%   1/1/21
                                        R    8/31     1/1      1.55%   1/1/21
                                        Y    8/31     1/1      0.70%   1/1/21
Pioneer High Income Municipal Fund      A    8/31     1/1      0.83%   1/1/21
                                        Y    8/31     1/1      0.55%   1/1/21
Pioneer Short Term Income Fund          A    8/31     1/1      0.83%   1/1/21
                                        K    8/31     1/1      0.46%   1/1/21
                                        Y    8/31     1/1      0.46%   1/1/21
Pioneer Emerging Markets Equity Fund    A    9/30     2/1      1.30%   2/1/21
                                        C    9/30     2/1      2.05%   2/1/21
                                        K    9/30     2/1      0.99%   2/1/21
                                        Y    9/30     2/1      0.99%   2/1/21

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*  Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.

                                              Fiscal  Regular
                                               Year  Prospectus Expense
Fund                                    Class  End      Date     Limit  Expiration
----                                    ----- ------ ---------- ------- ----------
Pioneer Flexible Opportunities Fund*      A   10/31     3/1      1.20%    3/1/21
                                          K   10/31     3/1      0.90%    3/1/21
                                          Y   10/31     3/1      0.90%    3/1/21
Pioneer Floating Rate Fund                Y   10/31     3/1      0.75%    3/1/21
Pioneer Global High Yield Fund            A   10/31     3/1      1.14%    3/1/21
                                          Y   10/31     3/1      0.90%    3/1/21
Pioneer Global Multisector Income Fund    A   10/31     3/1      1.00%    3/1/21
                                          C   10/31     3/1      1.90%    3/1/21
                                          K   10/31     3/1      0.75%    3/1/21
                                          Y   10/31     3/1      0.75%    3/1/21
Pioneer High Yield Fund                   A   10/31     3/1      1.10%    3/1/21
                                          Y   10/31     3/1      0.85%    3/1/21
Pioneer ILS Bridge Fund                  N/A  10/31     3/1      1.99%    3/1/21
Pioneer ILS Interval Fund                N/A  10/31     3/1      1.99%    3/1/21
Pioneer International Equity Fund         A   11/30     4/1      1.15%    4/1/21
                                          C   11/30     4/1      2.15%    4/1/21
                                          K   11/30     4/1      0.75%    4/1/21
       Y   11/30     4/1      0.70%    4/1/21
Pioneer AMT-Free Municipal Fund           Y   12/31     5/1      0.55%    5/1/21
Pioneer Fund                              Y   12/31     5/1      0.70%    5/1/21
Pioneer Real Estate Shares                A   12/31     5/1      1.50%    5/1/21
                                          Y   12/31     5/1      1.20%    5/1/21

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* Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.